------------------------------------



                    BTNY PREFERRED STOCK REPURCHASE AGREEMENT


                                     BETWEEN



                         NORTHWEST AIRLINES CORPORATION

                                       AND

                       BANKERS TRUST NEW YORK CORPORATION



                         DATED AS OF SEPTEMBER 29, 1997


                      ------------------------------------









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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


                                    ARTICLE I

                                   DEFINITIONS.................................1

1.1    Defined Terms...........................................................1

                                   ARTICLE II

                           DELIVERY AND PURCHASE OF SHARES.....................3

2.1    Purchase and Sale of Shares.............................................3
2.2    Closing of Purchase and Sale of Shares..................................4

                                   ARTICLE III

                           REPRESENTATIONS AND WARRANTIES......................4

3.1    Representations and Warranties of BTNY..................................4
3.2    Representations and Warranties of NWA Corp..............................5

                                   ARTICLE IV

                                   ACKNOWLEDGMENTS.............................6

4.1    Acknowledgments.........................................................6

                                    ARTICLE V

                                CONDITIONS PRECEDENT...........................7

5.1    Conditions to Closing...................................................7

                                   ARTICLE VI

                                 GENERAL PROVISIONS............................8

6.1    Termination or Abandonment of Agreement.................................8
6.2    Expenses................................................................9
6.3    Execution in Counterparts...............................................9
6.4    Notices.................................................................9

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                                                                            Page
                                                                            ----

6.5    Governing Law..........................................................10
6.6    Titles and Headings....................................................10
6.7    Successors and Assigns.................................................10
6.8    Entire Agreement; No Oral Waiver.......................................10
6.9    Severability...........................................................11
6.10   No Third-Party Rights..................................................11
6.11   Submission To Jurisdiction.............................................11
6.12   Remedies...............................................................11
6.13   Brokers and Finders....................................................11
6.14   Further Assurances.....................................................12

         BTNY PREFERRED STOCK REPURCHASE AGREEMENT dated as of September 29, 1997 between NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("NWA Corp."), and BANKERS TRUST NEW YORK CORPORATION, a New York corporation ("BTNY").


                              W I T N E S S E T H :


         WHEREAS, on the date hereof, BTNY owns 999 shares of NWA Corp.'s Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 2,635,020 shares of NWA Corp.'s Class B Common Stock, par value $.01 per share (the "Class B Common Stock");

         WHEREAS, concurrently with the Initial Closing Date (as defined in the Common Stock Agreement (as hereinafter defined)), in accordance with the provisions set forth in the Amendment to the Stockholders' Agreement (as hereinafter defined), Koninklijke Luchtvaart Maatschappij N.V., a Netherlands corporation ("KLM"), will exercise its right to purchase, and will purchase, pursuant to Section 17 of the Stockholders' Agreement (as hereinafter defined)
(x) from Richard C. Blum & Associates - NWA Partners, L.P. ("Blum"), 658,755 shares of Class A Common Stock in exchange for 163.6001 shares of Series A Preferred Stock and 54.5250 shares of NWA Corp.'s Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and (y) from BTNY, 2,635,020 shares of Class B Common Stock in exchange for 654.4002 shares of Series A Preferred Stock and 218.1001 shares of Series B Preferred Stock, following which purchase BTNY will own (i) 999 shares of Class A Common Stock,
(ii) 654.4002 shares of Series A Preferred Stock (the "Series A Preferred Shares") and (iii) 218.1001 shares of Series B Preferred Stock (the "Series B Preferred Shares", together with the Series A Preferred Shares, the "Preferred Shares"); and

         WHEREAS, upon the terms and subject to the conditions set forth herein, BTNY wishes to sell to NWA Corp., and NWA Corp. wishes to purchase from BTNY, the Preferred Shares on the Initial Closing Date;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms defined in the recitals to this Agreement have the meanings assigned to such terms therein and the following terms have the following meanings:

         "Affiliate" when used with respect to another Person, means any Person who is, whether directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person.

         "Agreement" means this BTNY Preferred Stock Repurchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Amendment to the Stockholders' Agreement" means the agreement in the form of Exhibit A to the Common Stock Agreement which amends the Stockholders' Agreement and provides for (i) the acceleration of the vesting of the KLM Option (as defined in the Stockholders' Agreement) in respect of shares of Class A Common Stock subject to such option that are held by Blum and BTNY, and the exercise by KLM of such KLM Option with respect to such shares and the purchase of such shares concurrently with the Initial Closing Date, (ii) the termination of the KLM Option for the other Option Stockholders and the termination of the Put Option (as each such term is defined in the Stockholders' Agreement) for all of the Option Stockholders and (iii) immediately following the consummation of the transactions contemplated by this Agreement on the Initial Closing Date, the termination of all of KLM's other rights and obligations under the Stockholders' Agreement.

         "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act (as defined below), as in effect on the date hereof. As used herein, the phrases "beneficial ownership" and "beneficial owner" have correlative meanings.

         "Board of Directors" means the board of directors of NWA Corp. or any successor corporation.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York or in Minneapolis, Minnesota.

         "Cash" means Dollars paid in immediately available funds.

         "Common Stock Agreement" means the Common Stock Repurchase Agreement dated as of September 29, 1997 between KLM and NWA Corp., entered into concurrently with this Agreement.

         "Dollars" and "$" mean lawful currency of the United States of America.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest;

     or any preference, priority or other arrangement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Liquidation Preference" means an amount in Cash equal to $50,000 for each share of Series A Preferred Shares or Series B Preferred Shares, as the case may be, plus an amount in Cash equal to all accrued but unpaid dividends on such applicable share to the Initial Closing Date. Such amount as of September 29, 1997 equals (i) $79,562.84 with respect to each share of Series A Preferred Shares and (ii) $69,378.23 with respect to each share of Series B Preferred Shares, which in each case shall be appropriately adjusted in the event that the Initial Closing Date occurs on a date other than September 29, 1997.

         "Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Series A Certificate of Designation" means the Amended and Restated Certificate of Designation, which designated the Series A Preferred Stock, in the form in which it was filed with Secretary of State of Delaware on December 28, 1993 as part of NWA Corp.'s Second Amended and Restated Certificate of Incorporation.

         "Series B Certificate of Designation" means the Amended and Restated Certificate of Designation, which designated the Series B Preferred Stock, in the form in which it was filed with Secretary of State of Delaware on December 28, 1993 as part of NWA Corp.'s Second Amended and Restated Certificate of Incorporation.

         "Stockholders' Agreement" means the Second Amended and Restated Investor Stockholders' Agreement dated as of December 23, 1993, as amended, supplemented or otherwise modified from time to time, among NWA Corp., KLM, Blum, BTNY and certain other stockholders of NWA Corp. parties thereto, as in effect on the date hereof.


                                   ARTICLE II

                         DELIVERY AND PURCHASE OF SHARES

         2.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, on the Initial Closing Date, (i) BTNY agrees to transfer, assign and deliver to NWA Corp., against payment by NWA Corp. to BTNY of immediately available funds by wire transfer to an account designated by BTNY in an amount equal to 99% of the aggregate Liquidation Preference for the Series A Preferred Shares (the "Series A Purchase Price"), a certificate or certificates representing the Series A Preferred Shares, and NWA Corp. agrees to purchase such shares and make such payment to BTNY against delivery of such certificates on such Initial Closing Date, and (ii) BTNY agrees to transfer, assign and deliver to NWA Corp., against payment by NWA Corp. to BTNY of immediately available funds in an amount equal to 99% of the aggregate Liquidation Preference for the Series B Preferred Shares (the "Series B Purchase Price"), a certificate or certificates representing the Series B Preferred Shares, and NWA Corp. agrees to purchase such shares and make such payment to BTNY against delivery of such certificates on such Initial Closing Date. Such certificates shall be duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

         2.2 Closing of Purchase and Sale of Shares. The closing of the purchase and sale contemplated by Section 2.1 will occur at the time and place of the Initial Closing Date.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of BTNY. BTNY represents and warrants to NWA Corp. as of the date hereof and as of the Initial Closing Date as follows:

         (a) BTNY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

         (b) BTNY has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by BTNY of this Agreement and the performance of the transactions herein contemplated to be performed by BTNY have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by BTNY and, assuming due authorization, execution and delivery by NWA Corp., constitutes the legal, valid and binding agreement of BTNY, enforceable against BTNY in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (c) Neither the execution and delivery of this Agreement or the performance by BTNY of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the charter or other organizational documents of BTNY, (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of any law, order, judgment, decree, restriction or ruling of any governmental authority to which BTNY is a party or by which any of its property is bound or (iii) result in the creation of any Liens upon any of the shares of Series A Preferred Stock or Series B Preferred Stock to be acquired by it upon exercise of the KLM Option pursuant to the Amendment to the Stockholders' Agreement.

         (d) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any other Person is required for the execution, delivery and performance by BTNY of this Agreement and the consummation of the transactions contemplated hereby.

         (e) There are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints or investigations pending or, to the best knowledge of BTNY, threatened against BTNY, and BTNY is not a party to, or subject to or bound by, any order, judgment, injunction, stipulation, award or decree (whether rendered by a court or administrative agency or by arbitration), in any such case, which could, individually or in the aggregate, materially adversely affect the ability of BTNY to consummate the transactions contemplated hereby.

         (f) On the Initial Closing Date BTNY will have, good and valid title to the Preferred Shares to be purchased by NWA Corp. at the Initial Closing Date, free and clear of all Liens.

         (g) BTNY is the record and beneficial owner on the date hereof of 999 shares of Class A Common Stock and 2,635,020 shares of Class B Common Stock, and upon exercise of the KLM Option pursuant to the Amendment to the Stockholders' Agreement and the registration in the name of BTNY of the shares being acquired by BTNY upon exercise of the KLM Option, BTNY will be the record and beneficial owner (subject to this Agreement) of (i) 999 shares of Class A Common Stock, (ii) 654.4002 shares of Series A Preferred Stock and (iii) 218.1001 shares of Series B Preferred Stock.

         (h) Neither BTNY nor any of its officers, directors, employees or agents has authorized any Person to act as a broker, finder or in any similar capacity on behalf of BTNY in connection with the transactions contemplated by this Agreement.

         3.2 Representations and Warranties of NWA Corp. NWA Corp. represents and warrants to BTNY as of the date hereof and as of the Initial Closing Date as follows:

         (a) NWA Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) NWA Corp. has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by NWA Corp. of this Agreement and the performance of the transactions herein contemplated to be performed by NWA Corp. have been duly authorized by the Board of Directors and no further corporate action on the part of NWA Corp. is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by NWA Corp. and, assuming due authorization, execution and delivery by BTNY, constitutes the legal, valid and binding agreement of NWA Corp., enforceable against NWA Corp. in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (c) Neither the execution and delivery of this Agreement or the performance by NWA Corp. of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the charter or other organizational documents of NWA Corp. or (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of any law, order, judgment, decree, restriction or ruling of any governmental authority to which NWA Corp. is a party or by which any of its property is bound.

         (d) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any other Person is required for the execution, delivery and performance by NWA Corp. of this Agreement and the consummation of the transactions contemplated hereby.

         (e) There are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints or investigations pending or, to the best knowledge of NWA Corp., threatened against NWA Corp., and NWA Corp. is not a party to, or subject to or bound by, any order, judgment, injunction, stipulation, award or decree (whether rendered by a court or administrative agency or by arbitration), in any such case, which could, individually or in the aggregate, materially adversely affect the ability of NWA Corp. to consummate the transactions contemplated hereby.

         (f) Neither NWA Corp. nor any of its officers, directors, employees or agents has authorized any Person to act as a broker, finder or in any similar capacity on behalf of NWA Corp. in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                 ACKNOWLEDGMENTS

         4.1 Acknowledgments. (a) BTNY hereby acknowledges that KLM, pursuant to the Share Exchange Agreement, dated as of June 28, 1996 (the "Exchange Agreement"), between KLM and NWA Corp., has unconditionally and irrevocably agreed that NWA Corp. may, notwithstanding any provision to the contrary in the Series A Certificate of Designation or the Series B Certificate of Designation, as the case may be, or otherwise, declare, pay or set apart for payment any dividend on any of the Junior Securities or Parity Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, options or other securities exercisable for or convertible into any of the Junior Securities or Parity Securities, or make any distribution in respect of Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of NWA Corp. or other property, and may permit NWA Corp. or any corporation or other entity directly or indirectly controlled by NWA Corp. to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, options or other securities exercisable for or convertible into any of the Junior Securities or Parity Securities. For purposes of this
Section 4.1(a), the terms "Junior Securities" and "Parity Securities" have the meanings assigned to such terms in each of the Series A Certificate of Designation and the Series B Certificate of Designation.

         (b) BTNY further acknowledges that the agreements and waivers contained in Sections 6.1(a), (b) and (c) of the Share Exchange Agreement including the agreement specified in Section 4.1(a) of this Agreement are applicable to and binding upon BTNY and all subsequent holders of the shares of Series A Preferred Stock and Series B Preferred Stock that BTNY receives from KLM upon the exercise of the KLM Option pursuant to the Amendment to the Stockholders' Agreement.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Closing. (a) The obligations of NWA Corp. to purchase the Preferred Shares at the Initial Closing Date shall be subject to the satisfaction (or waiver by NWA Corp.) of the following conditions:

              (i) Representations and Warranties and Performance. The representations and warranties of BTNY contained herein shall have been true and correct in all material respects when made and in addition shall be true and correct in all material respects at and as of the Initial Closing Date with the same effect as though made at and as of the Initial Closing Date. BTNY shall have performed in all material respects all obligations and shall have complied in all material respects with all covenants and other agreements required by this Agreement to be performed or complied with by BTNY at or prior to the Initial Closing Date.

             (ii) Officer's Certificate. NWA Corp. shall have received an executed certificate, dated the Initial Closing Date, of a Senior Vice President of BTNY to the effect set forth in Section 5.1(a)(i) hereto.

            (iii) No Injunctions, etc. No injunction or temporary restraining order shall have been issued and remain in force which restrains, prohibits or invalidates the transactions contemplated by this Agreement.

             (iv) Consent of Series B Preferred. The holders of all outstanding shares of Series B Preferred Stock shall have provided their irrevocable consent to the transactions contemplated by this Agreement, the Common Stock Agreement, the Preferred Stock Repurchase Agreement, dated as of September 29, 1997 (the "Preferred Stock Agreement"), between KLM and NWA Corp., and the Blum Preferred Stock Repurchase Agreement, dated as of September 29, 1997 (the "Blum Preferred Stock Agreement"), between Blum and NWA Corp.

              (v) Common Stock Purchase. The "Initial Closing Date" under and as defined in the Common Stock Agreement shall occur concurrently with the closing of the transactions contemplated hereby.

         (b) The obligations of BTNY to sell the Preferred Shares at the Initial Closing Date shall be subject to the satisfaction (or waiver by BTNY) of the following conditions:

              (i) Representations and Warranties and Performance. The representations and warranties of NWA Corp. contained herein shall have been true and correct in all material respects when made and in addition shall be true and correct in all material respects at and as of the Initial Closing Date with the same effect as though made at and as of the Initial Closing Date. NWA Corp. shall have performed in all material respects all obligations and shall have complied in all material respects with all covenants and other agreements required by this Agreement to be performed or complied with by NWA Corp. at or prior to the Initial Closing Date.

             (ii) Officer's Certificate. BTNY shall have received an executed certificate, dated the Initial Closing Date, of the President of NWA Corp. to the effect set forth in Section 5.1(b)(i) hereto.

            (iii) No Injunctions, etc. No injunction or temporary restraining order shall have been issued and remain in force which restrains, prohibits or invalidates the transactions contemplated by this Agreement.


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



             (iv) Consent of Series B Preferred. The holders of all outstanding shares of Series B Preferred Stock shall have provided their irrevocable consent to the transactions contemplated by this Agreement, the Common Stock Agreement, the Preferred Stock Agreement and the BTNY Preferred Stock Agreement.

              (v) Common Stock Purchase. The "Initial Closing Date" under and as defined in the Common Stock Agreement shall occur concurrently with the closing of the transactions contemplated hereby.


                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Termination or Abandonment of Agreement. (a) This Agreement may be terminated or abandoned at any time prior to the Initial Closing Date by mutual consent of the parties in writing.

         (b) Except for the provisions in this Article VI, in the event of any termination of the Agreement as provided in this Section 6.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of NWA Corp., BTNY or their respective directors, officers or stockholders with respect to any obligations set forth in this Agreement; provided, however, that nothing in this Section 6.1 shall relieve any party from liability for any breach of its representations, warranties, covenants or agreements contained in this Agreement.

         6.2 Expenses. All fees, commissions and other expenses incurred by any party hereto in connection with the negotiation of this Agreement and the other transactions contemplated hereby, including any fees and expenses of their respective counsel and financial advisors, shall be borne by the party incurring such fee or expense.

         6.3 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

         6.4 Notices. All notices, request, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

         If to NWA Corp.:

                  2700 Lone Oak Parkway
                  Eagan, Minnesota  55121
                  Attention:  Senior Vice President, General Counsel
                                       and Secretary
                  Fax:  (612) 726-7123

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Attention:  Robert L. Friedman, Esq.
                  Fax:  (212) 455-2502

         If to BTNY:

                  130 Liberty Street
                  New York, New York  10006
                  Attention:  Joseph T. Wood
                  Fax: (212) 250-7651



                  with a copy to:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York  10006
                  Attention:         General Counsel

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier,
(iii) on the date received, if sent by fax or (iv) on the fifth Business Day after the mailing thereof if sent by mail.

         6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN NEW YORK AND WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICT OF LAWS.


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         6.6 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         6.7 Successors and Assigns. This Agreement shall not be assignable by BTNY without the prior written consent of NWA Corp. or by NWA Corp. without the prior written consent of BTNY; provided, however, that NWA Corp. may assign all or any part of its interest in this Agreement to any of its Affiliates if such Affiliate undertakes in writing to perform NWA Corp.'s obligations hereunder; and provided, further, that no such assignment shall relieve NWA Corp. of its obligations hereunder and NWA Corp. shall unconditionally guarantee the performance by such assignee of the obligations of NWA Corp. hereunder pursuant to a written instrument satisfactory to BTNY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

         6.8 Entire Agreement; No Oral Waiver. This Agreement and the certificates and other documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

         6.9 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         6.10 No Third-Party Rights. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         6.11 Submission To Jurisdiction. Each of the parties hereto hereby irrevocably unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 6.4; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

         6.12 Remedies. Each of the parties hereto acknowledges that the rights granted to NWA Corp. in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by BTNY could not be compensated for by damages. Accordingly, in the event of any failure or refusal by BTNY to comply with any covenant or agreement contained in this Agreement NWA Corp. shall be entitled, in addition to any other remedies that NWA Corp. may have, to enforcement of this Agreement by a decree of specific performance requiring BTNY to fulfill its obligations under this Agreement.

         6.13 Brokers and Finders. Each party shall bear all costs and expenses, and shall indemnify the other party for all costs and expenses, relating to the retention by such party of any finder or broker in connection with the transactions contemplated by this Agreement.

         6.14 Further Assurances. From time to time, at the reasonable request of the other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the day and year first above written.

                         NORTHWEST AIRLINES CORPORATION



                         By:
                            Name:
                            Title:


                         By:
                            Name:
                            Title:


                         BANKERS TRUST NEW YORK
                         CORPORATION


                         By:
                            Name:
                            Title: